Exhibit 99.1

DHB Capital Corp. Amends Charter to Unwind Before Year-End and Announces December 9, 2022 as Amended Termination Date and Announces Key Dates in Connection with the Liquidation

New York, NY, December 9, 2022 – On December 8, 2022, the stockholders of DHB Capital Corp. (the “Company”) approved an amendment to the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) to allow the Company to unwind and redeem all of its outstanding public shares prior to December 30, 2022.  The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on December 8, 2022.

Following the implementation of the Charter Amendment, the Board of Directors of the Company set December 9, 2022 as the amended termination date.

The Company has also requested the Nasdaq Stock Market LLC to suspend trading of (i) its Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), (ii) redeemable warrants to purchase shares of Class A Common Stock (the “Redeemable Warrants”) and (iii) units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant (the "Units" and together with the Class A Common Stock and the Redeemable Warrants, the “Securities”) effective before the opening of trading on December 12, 2022 and file with the Securities and Exchange Commission the forms necessary to delist the Company’s Securities.

Pursuant to the amended Charter, the public shares of Class A Common Stock will be redeemed at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest (net of taxes payable, and less up to $100,000 of such net interest to pay dissolution expenses) (the “Redemption Amount”), by (B) the total number of then outstanding public shares of Class A Common Stock. The redemption will completely extinguish rights of holders of public shares of Class A Common Stock. There will be no redemption rights or liquidating distributions with respect to the Redeemable Warrants, which will expire worthless upon the liquidation of the Company.

If stockholders hold Units, such stockholders do not need to separate the Units into their component parts in order to have their public shares of Class A Common Stock redeemed.

In connection with the approval and implementation of the Charter Amendment, the holders of 27,111,690 public shares of Class A Common Stock, exercised their right to redeem their shares for cash at a redemption price of approximately $10.10 per share, for an aggregate redemption amount of approximately $273,705,424. The Company has instructed its trustee to promptly distribute payment of the redemption price to such holders. Following such redemptions, 1,638,310 public shares of Class A Common Stock remain outstanding. The Company expects to redeem all remaining public shares of the Company on December 12, 2022, following which the Company will be dissolved, liquidated and wound up. The Company estimates that the total Redemption Amount will be approximately $16,539,520, and the per-share Redemption Amount will be approximately $10.10.

Forward-Looking Statements

The foregoing communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early unwind of the Company.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Contact

Alex Binderow

Chief Executive Officer and President

DHB Capital Corp.

Tel: (646) 450-5664

Email: abinderow@dhbcap.com